Exhibit 4.3

FORM OF
SUBSCRIPTION AGREEMENT

Common Stock
of
Level Brands, Inc.

This Subscription Agreement relates to my/our agreement to purchase shares of common stock, $0.001 par value per share (the “Shares”), to be issued by Level Brands, Inc., a North Carolina corporation (the “Company”), at a purchase price of $[___] per Share, subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated [__________], 2017 (the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

If I have an account with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) or am opening an account with Joseph Gunnar, I am authorizing Joseph Gunnar pursuant to this Subscription Agreement and the Annexes attached hereto to follow my instructions that are indicated below and either debit funds equal to the total amount of my/our purchase (the “Subscription Amount”) from my account at Joseph Gunnar, which I acknowledge will be promptly deposited in the escrow account that will be maintained by Wilmington Trust, N.A., as escrow agent (the “Escrow Account”), or I am making either an ACH authorization or a wire transfer pursuant to the escrow instructions set forth in the Circular in the amount of my Subscription Amount and will directly deposit such funds into the Escrow Account as set forth below. I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and, if I have an account with Joseph Gunnar, have sufficient funds in my account at the time of the execution and delivery of this Subscription Agreement; or, if I do not maintain an account with Joseph Gunnar, submit the applicable Subscription Amount to the Escrow Account as set forth herein. Subscription funds submitted by investors who do not have an account with Joseph Gunnar will be held by the Escrow Agent, with funds released to the Company at closing, as described in the Circular. In the event that the offering is terminated, then the offered Shares will not be sold to investors pursuant to this offering and all funds will be returned to investors from escrow together with interest, if any. If any portion of the Shares is not sold in the offering, any funds paid by me for such portion of the Shares will be returned to me promptly; or, if I have an account with Joseph Gunnar, funds for such unsold Shares will not be debited from my account at closing.

Any Investor that currently maintains a cash account with Joseph Gunnar MUST COMPLETE AND SIGN ANNEX I in the place indicated at the bottom of ANNEX I.

Any Investor that does not currently maintain a cash account with Joseph Gunnar MUST COMPLETE ANNEX II and Sign ANNEX II in the place indicated at the bottom of ANNEX II.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement. I also agree that Joseph Gunnar is entitled to rely on all information provided in this Subscription Agreement and the Annexes attached hereto.

●
I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds maintained in my account at Joseph Gunnar or transmitted herewith shall either not be debited from my account at Joseph Gunnar or be returned to the undersigned in full, with any interest accrued thereon.

●
I have received the Circular.

●
I am purchasing the Shares for my own account.

●
I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina without giving effect to the principles of conflict of laws.

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Subscription Agreement below and the attached Annex by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement and Annexes will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it and the Annexes will be stored and accessible at Joseph Gunnar. You and the Company each hereby consent and agree that electronically signing this Subscription Agreement and the Annexes constitute your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company and you and Joseph Gunnar with respect to the Annexes. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement and the Annexes shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and the Annexes and you consent to be legally bound by this Subscription Agreement’s terms and conditions and the Annex’s terms and conditions. Furthermore, you and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement and the Annexes specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the Annexes or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient's change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

ANNEX I

INVESTORS THAT CURRENTLY MAINTAIN A CASH ACCOUNT WITH JOSEPH GUNNAR.

For all Investors that currently maintain a cash account with Joseph Gunnar please complete this Annex I.

A.
Account Information

Investor Name: __________________________________________________

JOSEPH GUNNAR Account Name: _________________________________

JOSEPH GUNNAR Account Number: _______________________________

B.
For Investors that intend to wire funds directly to the Escrow Account, please complete this Section B.

☐ I will wire funds for the Subscription Amount directly to the escrow account

Wire Amount      $______________________

Wire Instructions:

WILMINGTON TRUST COMPANY
Account No.: [______________]
ABA No.: 031100092
Account Name: Level Brands–Joseph Gunnar Escrow
Attn: Boris Treyger
FBO: [include Investor Name on your wire]

C.
For Investors that intend to have Joseph Gunnar transfer funds from their account at Joseph Gunnar to the Escrow Account, please complete this Section C and the attached Letter of Authorization.

☐ I authorize the transfer of the following listed funds for the Subscription Amount from my Joseph Gunnar Account listed above via wire transfer to the Escrow Account as follows:

Wire Amount      $______________________

☐ I have completed and enclosed the Letter of Authorization to complete the wire transfer.

D.
Share Delivery. The Shares purchased will be delivered to your brokerage account listed above.

E.
Risk Acknowledgement.

☐ I understand that my investment in the Company is a speculative investment and I accept the risk that I could lose a substantial amount or all of my investment.

E.
Signatures

Your Consent is Hereby Given: By signing this Subscription Agreement, including Annex 1, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

By signing below, you acknowledge that the information set forth above is accurate in all respects and that the Company and Joseph Gunnar are authorized to rely on the information and authorizations provided above.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO EXECUTE THIS SUBSCRIPTION AGREEMENT, INCLUDING ANNEX I ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber: _______________________________________ Name: Date:	If Joint Subscriber: _______________________________________ Name: Date:

Issuer:

By: ___________________________________
Name:  Mark S. Elliott
Company: Level Brands, Inc.
Title: Chief Financial Officer and Chief Operating Officer

ANNEX II

INVESTORS THAT DO NOT CURRENTLY MAINTAIN A CASH ACCOUNT WITH JOSEPH GUNNAR.

For all Investors that do not currently maintain a cash account with Joseph Gunnar please complete this Annex II.

A.
Investor Profile

1. Type of Ownership

☐ Individual

☐ Entity

2. For Individual Investors Only

a.
Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: __________________________________________________________________

Name of Individual Executing Subscription Agreement: _____________________________________________

Name in Which Shares Should Be Titled (only if Shares are to be physically delivered): __________________________________________________________________________________

Social Security Number: __________________________

License or Passport Number: _______________________ (A copy of the License or Passport Must Be Attached)

I have attached a copy of my: ☐ License ☐ Passport

Date of Birth: ________________________

Home Address: _________________________________________________________________________

Home City, State and Zip Code: ____________________________________________________________

Home Phone Number: ______________________ Cell Phone Number: __________________

Email Address: _____________________________________________

Employer: _________________________________________________

Position: _________________________________________________

Employer Street Address, City, State and Zip Code ___________________________________

Business Phone Number: ______________________

Type of Business: ________________________________________________________________________

Annual Income (combined if joint account)
☐  Less than $50,000
☐ $200,000 - 299,999

☐ $500,000 - 749,999
☐  $50,000 - 99,999

☐ $300,000 - 399,999

☐ $750,000 - 999,999
☐  $100,000 - 199,999                                     ☐ $400,000 - 499,999                                      ☐ $1,000,000+

Liquid Net Worth (combined if joint account)
☐  Less than $100,000

☐ $500,000 - 999,999
☐  $100,000 - 249,999

☐ $1,000,000 – 2,999,999
☐  $250,000 - 499,999                                                    ☐ $3,000,000+

Investment Experience. Number of years of experience investing in individual stocks: ______________________

Risk Acknowledgement.

☐ I understand that my investment in the Company is a speculative investment and I accept the risk that I could lose a substantial amount or all of my investment.

 FINRA Member or Affiliate of FINRA Member: Yes ☐  No ☐

b.
Joint-Owner/Minor: (If applicable.)

Name: __________________________________________

Social Security Number: __________________________

License or Passport Number: _______________________ (A copy of the License or Passport Must Be Attached)

I have attached a copy of my: ☐ License ☐ Passport

Date of Birth: ________________________

Home Address: _________________________________________________________________________

Home City, State and Zip Code: ____________________________________________________________

Home Phone Number: ______________________ Cell Phone Number: __________________

Email Address: _____________________________________________

Employer: _________________________________________________

Position: _________________________________________________

Employer Street Address, City, State and Zip Code ___________________________________

Business Phone Number: ______________________

Type of Business: ________________________________________________________________________

 FINRA Member or Affiliate of FINRA Member Yes ☐  No ☐

3. For Entities Only

Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Entity Name: _________________________________________________________________________________

Name of Authorized Individual or Trustee Executing Subscription Agreement: _____________________________________________________________________________________________

☐ I have attached legal documents for the entity showing my authority to sign on behalf of, and make investment decisions on behalf of, the entity

Name in Which Should Be Titled (only if Shares are to be physically delivered): __________________________________________________________________________________

Authorized Individual’s or Trustee’s Social Security Number: ________________________________

Entity’s Federal I.D. Number: ____________________________________

Street Address: _____________________________________________________

City, State and Zip Code: ______________________________________________________________

Phone Number: _____________________________________

Email Address: _____________________________________

Type of Business of the Entity: _______________________________________

Entity’s Net Worth: _______________________________________

FINRA Member or Affiliate of FINRA Member: Yes ☐  No ☐

Risk Acknowledgement.

☐ I understand that my investment in the Company is a speculative investment and I accept the risk that I could lose a substantial amount or all of my investment.

B. Please complete this Section B

☐ I will wire funds for the Subscription Amount directly to the escrow account

Wire Amount      $______________________

          WILMINGTON TRUST COMPANY
Account No.: [______________]
ABA No.: 031100092
Account Name: Level Brands–Joseph Gunnar Escrow
Attn: Boris Treyger
FBO: [include Investor Name on your wire]

C. Share Delivery Instructions. Please fill out the information below to have your Shares delivered to your broker, held at the transfer agent or delivered to your residence.

☐ Retain at the transfer agent

☐ Deliver a share certificate to the address of record above.

☐ Deliver to my brokerage account at the following instructions:

DWAC INSTRUCTIONS

Name of DTC Participant (broker-dealer at which the account
or accounts to be credited with the Shares are maintained): __________________________________________________

DTC Participant Number: ____________________________________________________________________________

Name of Account at DTC Participant being
credited with the Shares:  ____________________________________________________________________________

Account Number at DTC Participant being credited
with the Shares:__________________________________________________________________________________

D. Signatures

Your Consent is Hereby Given: By signing this Subscription Agreement, including Annex II, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

By signing below you acknowledge that the information set forth above is accurate in all respects and that the Company and Joseph Gunnar are authorized to rely on the information and authorizations provided above.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO EXECUTE THIS SUBSCRIPTION AGREEMENT, INCLUDING ANNEX II, ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber: _______________________________________ Name: Date:	If Joint Subscriber: _______________________________________ Name: Date:

Issuer:

By: ___________________________________
Name:  Mark S. Elliott
Company: Level Brands, Inc.
Title: Chief Financial Officer and Chief Operating Officer